EXHIBIT 10.3.1

AIRCELL HOLDINGS INC.

STOCK OPTION PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the Stock Option Plan (this “Plan”) of Aircell Holdings Inc., a Delaware corporation (the “Company”), are (i) to align the interests of the Company’s shareholders and the recipients of options under this Plan by providing a means to increase the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by increasing its ability to attract and retain highly competent officers, other employees, directors, consultants, agents and independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

1.2 Certain Definitions.

“Affiliate” or “Affiliates” shall have the meaning set forth in Section 1.4.

“Agreement” shall mean the written agreement evidencing an option grant to an optionee under this Plan between the Company and the optionee.

“Board” shall mean the Board of Directors of the Company.

“Cause” with respect to an optionee, shall mean (i) the optionee’s refusal to perform or disregard of the optionee’s duties or responsibilities, or of specific directives of the officer or other executive of the Company to whom the optionee reports; (ii) the optionee’s willful, reckless or negligent commission of act(s) or omission(s) which have resulted in or are likely to result in, a loss to, or damage to the reputation of, the Company or any of its affiliates, or that compromise the safety of any employee or other person; (iii) the optionee’s act of fraud, embezzlement or theft in connection with the optionee’s duties to the Company or in the course of his or her employment, or the optionee’s commission of a felony or any crime involving dishonesty or moral turpitude; (iv) the optionee’s material violation of the Company’s policies or standards or of any statutory or common law duty of loyalty to the Company; or (v) any material breach by the optionee of any one or more noncompetition, nonsolicitation, confidentiality or other restrictive covenants to which the optionee is subject.

“Change in Control” shall mean:

(i) the acquisition by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding equity interests in the Company or the combined voting power of the Company’s then outstanding voting securities, excluding acquisitions by (A) any members of the Ripplewood Investment Group, as defined in the Stockholders’ Agreement, (B) any of the Thorne Affiliates, as defined in the Stockholders’ Agreement or (C) any other person or entity that was a stockholder of the Company as of the date on which this Plan was initially approved by the Board (the “Excluded Parties”); or

(ii) the consummation of a reorganization, merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company, in each case with respect to which the Excluded Parties or any other persons who held equity interests in the Company immediately prior to such reorganization, merger, consolidation or sale do not immediately thereafter own, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities of the surviving or resulting corporation or other entity; provided, however, that any such transaction consummated in connection with, or for the purpose of facilitating, an IPO shall not constitute a Change in Control hereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board, or such other committee as may be appointed by the Board to administer the Plan.

“Common Stock” shall mean the common stock, $0.0001 par value, of the Company.

“Company” shall have the meaning set forth in Section 1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sale is reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination.

(iii) If the Common Stock is not listed on an established stock exchange or national market system, its Fair Market Value shall be determined in good faith by the Committee pursuant to a reasonable valuation method in accordance with Section 409A of the Code, including without limitation by reliance on an independent appraisal completed within the preceding 12 months.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“IPO” shall mean an initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

“Non-Statutory Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stockholders’ Agreement” shall mean the Stockholders’ Agreement dated as of December 31, 2009 between AC Holdco Inc. and the parties thereto, as amended from time to time.

“Tax Date” shall have the meaning set forth in Section 4.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options may be made under this Plan to eligible persons. The Committee shall, subject to the terms of this Plan, select eligible persons to be granted options under this Plan and determine the number of shares of Common Stock subject to such option, the exercise price associated with the option, the time and conditions of exercise of the option and all other terms and conditions of the option, including, without limitation, the form of the Agreement evidencing the option. The Committee may, in its sole discretion and for any reason at any time, take action such that any or all outstanding options shall become exercisable in part or in full. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the option, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

The Committee may delegate some or all of its power and authority hereunder to the Board, the President and Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate.

No member of the Board or Committee, and none of the President and Chief Executive Officer or any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4 Eligibility. Participants in this Plan shall consist of such officers and other employees, persons expected to become officers and other employees, directors, consultants,

independent contractors and agents of the Company and its subsidiaries from time to time (individually an “Affiliate” and collectively the “Affiliates”) as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by an Affiliate. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.5 Shares Available. Subject to adjustment as provided in Section 4.7, an aggregate of 25,477 shares of Common Stock shall be available for grants of options under this Plan, reduced by the aggregate number of shares of Common Stock which become subject to outstanding options under the Plan. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option, then such shares of Common Stock shall again be available under this Plan.

Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

II. STOCK OPTIONS

2.1 Grants of Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Statutory Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Exercise Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; and provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. The Committee may require that an exercisable option, or portion thereof, be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of shares of Common Stock to be purchased and by accompanying such notice with a payment therefor in full (or by arranging for such payment to the Company’s satisfaction) and (ii) by executing such documents as the Company may reasonably request. If shares of Common Stock are not listed on an established stock exchange or national market system at the time an option is exercised, then the optionholder shall pay the exercise price of such option in cash. If shares of Common Stock are listed on an established stock exchange or national market system at the time an option is exercised, then the optionholder may pay the exercise price of such option either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Committee determines that such withholding of shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B), (C) and (D), in each case to the extent set forth in the Agreement relating to the option. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B) through (E). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 4.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Termination of Employment or Service. Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation or other disposition of an option upon a termination of employment with or service to the Company of the recipient of such option, whether due to disability, death or under any other circumstances, shall be determined by the Committee.

III. GENERAL

3.1 Effective Date and Term of Plan. This Plan shall be submitted to the shareholders of the Company for approval within 12 months before or after its adoption by the Board and, if approved, shall become effective as of the date of such adoption by the Board. No option granted after the adoption of the Plan by the Board may be exercised prior to the date of such shareholder approval. This Plan shall terminate 10 years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to such termination.

3.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 422 of the Code; provided, however, that no amendment shall be made without shareholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 3.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan.

3.3 Agreement. Each option granted hereunder shall be subject to the terms of an Agreement executed by the Company and the optionee of such option and such option shall be effective as of the date set forth in the Agreement. The Agreement evidencing an option granted hereunder may authorize the Company to repurchase any shares of Common Stock issued under the Plan to the optionee (or to any other person) pursuant to the terms and conditions set forth in such agreement.

3.4 Non-Transferability of Options. Unless the Committee provides for the transferability of a particular option and such transferability is specified in the Agreement relating to such option, no option shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures stated in Section 3.11 or otherwise approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to the option, each option may be exercised or settled during the optionee’s lifetime only by the optionee or the optionee’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to the option, no option may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such option, such option and all rights thereunder shall immediately become null and void.

3.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to an option granted hereunder, payment by the optionee in cash of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such option. An Agreement may provide that if shares of Common Stock are listed on an established stock exchange or national market system at the time an option is exercised, the Company may allow the optionee to satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares of Common Stock having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with such option (the “Tax Date”), equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to the optionee, having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B), (C) and (D); provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B) through (E). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

3.6 Restrictions on Shares. Each option granted hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise of such option or the delivery of shares thereunder, such option shall not be exercised and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Committee may provide for such restrictions upon the transferability of shares of Common Stock delivered pursuant to any option granted hereunder as it deems appropriate and such restrictions shall be specified in the Agreement relating to such option or in a shareholder agreement among the stockholders of the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option granted hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the optionee is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder and such other restrictions, if any, specified in the Agreement relating to the option pursuant to which such shares were delivered.

3.7 Adjustment. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any extraordinary distribution to holders of Common Stock, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. To the extent the Company issues only whole shares of Common Stock at the time of an adjustment pursuant to this Section, and such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an option under this Plan, the Company shall pay the optionee of such option, in connection with the first exercise of such option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of such option.

3.8 Change in Control. As set forth in the applicable option Agreement, the Board may provide that upon a Change in Control:

(a) some or all outstanding options shall become exercisable in full or in part, either upon the consummation of the Change in Control or upon a termination of employment following the Change in Control;

(b) the option may be assumed, or a substantially equivalent option may be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), with an appropriate and equitable adjustment to the number of shares subject to such option and the exercise price per share subject to such option, as determined by the Board in accordance with Section 3.7 and Section 409A of the Code; and/or

(c) the option shall be surrendered to the Company and shall be immediately cancelled by the Company, and the optionee shall receive a cash payment from the Company in an amount equal to the number of shares of Common Stock then subject to such option, whether or not vested and exercisable, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to holders of Common Stock in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the exercise price per share of Common Stock subject to the option.

3.9 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any option grant made hereunder shall confer upon any person any right to continued employment by the Company or any Affiliate of the Company or affect in any manner the right of the Company or any Affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

3.10 Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an option hereunder unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

3.11 Designation of Beneficiary. If permitted by the Company, an optionee may file with the Committee a written designation of one or more persons as such optionee’s beneficiary or beneficiaries (both primary and contingent) in the event of the optionee’s death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option. Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee’s lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee’s executor, administrator, legal representative or similar person.

3.12 Compliance With Section 409A of Code. This Plan and each option granted under the Plan is intended to be exempt from the provisions of section 409A of the Code, and shall be interpreted and construed accordingly. The Committee shall have the discretion and authority to amend the Plan or any option Agreement at any time to satisfy any requirements for exemption from or compliance with section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to the Plan or any such option.

3.13 Governing Law. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

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